UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11155	23-1128670
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 North Cascade Avenue, 2nd Floor, Colorado Springs, CO	80903
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Imminent Danger Order

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted. Section 1503 of the Act contains new reporting requirements regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) issued by the federal Mine Safety and Health Administration.

On September 23, 2010, Westmoreland Resources, Inc., a subsidiary of Westmoreland Coal Company (the “Company”), received an imminent danger order under section 107(a) of the Mine Act stating that two different coyotes had been spotted in the vicinity of the maintenance shop, the welding shop, the employee parking lots and other areas in the vicinity of mine employees. The order requires that all miners be removed from the vicinity when the coyotes are present. All miners will be required to attend a safety meeting reminding them of the danger of coyotes and other wild animals and of the procedures to take when the coyotes are spotted on mine property. While the Company prioritizes stewardship of the land and protection of wildlife, we will continue to work with an outside contractor to remove the coyotes and mitigate any potential safety hazard that such wildlife represents to our employees.

The conditions cited in the 107(a) order referred to above had no material adverse impact on the Company’s operations at the Absaloka Mine.

Safety Award Press Release

The Company issued a press release on September 24, 2010 regarding the receipt by its Absaloka and Savage Mines of the Montana Governor’s Award for Health and Safety.  The press release of September 24th is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated September 24, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: September 24, 2010	By:	/s/ Kevin Paprzycki

Kevin Paprzycki Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 24, 2010